    As filed with the Securities and Exchange Commission on February 27, 2002
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             ACE CASH EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


            TEXAS                                                                75-2142963
(State or other jurisdiction of         1231 GREENWAY DRIVE, SUITE 600         (I.R.S. Employer
 incorporation or organization)             IRVING, TEXAS 75038               Identification No.)
                                              (972) 550-5000

              (Address of registrant's principal executive offices)


                             ACE CASH EXPRESS, INC.
                             1997 STOCK OPTION PLAN

                            (Full Title of the Plan)

                                   ----------


          Donald H. Neustadt                                 Copy to:
       Chief Executive Officer                        Richard A. Tulli, Esq.
        Ace Cash Express, Inc.                       Gardere Wynne Sewell LLP
    1231 Greenway Drive, Suite 600                  1601 Elm Street, Suite 3000
         Irving, Texas 75038                            Dallas, Texas 75201
            (972) 550-5000                                (214) 999-3000

          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
      TITLE OF EACH CLASS                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
      OF SECURITIES TO BE                AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
          REGISTERED                      REGISTERED            SHARE(2)             PRICE            REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value            500,000 shs.(1)        $8.705            $4,352,500              $400.43
=======================================================================================================================

(1) Consists of shares of Common Stock underlying options granted or that may be granted under the Registrant's 1997 Stock Option Plan, as amended, as described herein. There are also registered hereby such indeterminate number of shares as may become issuable by reason of the adjustment provision of that Plan.
(2) Estimated solely for calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock on February 25, 2002, as quoted in the Nasdaq National Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

      By Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August 31, 1998, Registration File Number 333-62571 (the "Initial Plan Registration Statement"), Ace Cash Express, Inc., a Texas corporation (the "Registrant"), registered 900,000 shares of its common stock, $0.01 par value per share ("Common Stock"), reserved for issuance from time to time upon exercise of options granted under the Ace Cash Express, Inc. 1997 Stock Option Plan, as amended (the "Plan"). In 1999, the Registrant's Board of Directors and shareholders approved an amendment to increase the number of shares of Common Stock issuable under the Plan to a total of 1,215,000. By Registration Statement on Form S-8 filed with the Commission on August 30, 2000, Registration File Number 333-44832 (the "Second Plan Registration Statement"), the Registrant registered the additional 315,000 shares of Common Stock reserved for issuance from time to time upon exercise of options granted under the Plan. In 2000, the Registrant's Board of Directors and shareholders approved an amendment to increase the number of shares of Common Stock issuable under the Plan to a total of 1,715,000. By this Registration Statement, the Registrant is registering the additional 500,000 shares of Common Stock underlying options granted or that may be granted under the Plan. The contents of both the Initial Plan Registration Statement and the Second Plan Registration Statement are incorporated by reference herein.

ITEM 8.  EXHIBITS

* 4.1 Composite Ace Cash Express, Inc. 1997 Stock Option Plan (as amended through September 26, 2000).

* 5.1     Opinion of Gardere Wynne Sewell LLP

* 23.1    Consent of Arthur Andersen LLP.

  23.2    Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1).

  24 Power of Attorney (set forth on the signature pages of the Registration Statement).

----------

* Filed herewith

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 26th day of February, 2002.


                                           ACE CASH EXPRESS, INC.
                                           (Registrant)



                                           By: /s/ Donald H. Neustadt
                                              ---------------------------------
                                                   Donald H. Neustadt
                                                   Chief Executive Officer

      Each person whose signature appears below hereby constitutes and appoints Donald H. Neustadt and Jay B. Shipowitz, and each of them (with full power in each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file with the Commission any and all amendments to this Registration Statement and any and all exhibits, certificates, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Name                                            Title                                            Date
----                                            -----                                            ----

/s/ Raymond C. Hemmig                           Chairman of the Board,                           February 26, 2002
---------------------------------------         Director
Raymond C. Hemmig



/s/ Donald H. Neustadt                          Chief Executive Officer and                      February 26, 2002
---------------------------------------         Director (Principal Executive Officer)
Donald H. Neustadt



/s/ Jay B. Shipowitz                            President, Chief Operating Officer, and          February 26, 2002
---------------------------------------         Director
Jay B. Shipowitz



/s/ Joe W. Conner                               Senior Vice President, Chief Financial Officer,  February 26, 2002
---------------------------------------         Secretary, and Treasurer (Principal Financial
Joe W. Conner                                   and Accounting Officer)



/s/ Michael S. Rawlings                         Director                                         February 26, 2002
---------------------------------------
Michael S. Rawlings



/s/ Marshall B. Payne                           Director                                         February 26, 2002
---------------------------------------
Marshall B. Payne



/s/ Edward W. Rose, III                         Director                                         February 26, 2002
---------------------------------------
Edward W. Rose, III



/s/ Charles Daniel Yost                         Director                                         February 26, 2002
---------------------------------------
Charles Daniel Yost

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                                           DESCRIPTION
------                                           -----------
*  4.1    Composite Ace Cash Express, Inc. 1997 Stock Option Plan (as amended through September 26, 2000).

*  5.1    Opinion of Gardere Wynne Sewell LLP

* 23.1    Consent of Arthur Andersen LLP.

  23.2    Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1).

  24      Power of Attorney (set forth on the signature pages of the registration statement).

----------

* Filed herewith